UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vikram Bajaj, Ph.D. to the Board of Directors

On June 10, 2022, the Board of Directors (the “Board”) of Quantum-Si Incorporated (the “Company”) appointed Vikram Bajaj, Ph.D. to the Board, effective as of June 15, 2022. The Board also appointed Dr. Bajaj to serve on the Compensation Committee of the Board. Dr. Bajaj will serve for a term to continue until the Company’s next annual meeting of stockholders. In connection with Dr. Bajaj’s appointment to the Board, the Board also approved an increase in the size of the Board from six to seven members.

Dr. Bajaj has served as Managing Director of Foresite Capital Management, LLC (“Foresite”), with its affiliates, a beneficial owner of more than 5% of the Company’s common stock, since September 2017 and is the co-founder and has served as Chief Executive Officer of Foresite Labs since October 2018, where he evaluates and pursues investments at the intersection of technology and life sciences, including in personalized and precision healthcare. Prior to that, Dr. Bajaj was the Chief Scientific Officer of GRAIL, Inc., a life sciences company working to detect cancer early, and remains on its Scientific Advisory Board. He is also the co-founder and former Chief Scientific Officer of Verily Life Sciences LLC (formerly Google Life Sciences) and served as chair of its Scientific Advisory Board. Dr. Bajaj is also an associate professor (consulting) at the Stanford School of Medicine, and is an affiliate scientist of the Lawrence Berkeley National Laboratory and the University of California, Berkeley, for which he serves on the advisory board of the College of Chemistry. He is an advisor to the Department of Defense through the Defense Science Board’s Task Force on Biology. Dr. Bajaj received a Ph.D. in physical chemistry from the Massachusetts Institute of Technology and a B.A./B.S. in biochemistry from the University of Pennsylvania. Dr. Bajaj’s qualifications to serve on the Board include his extensive leadership experience and his background in the life sciences industry.

The Board has affirmatively determined that Dr. Bajaj is an independent director pursuant to the Nasdaq Stock Market listing rules. There are no arrangements or understandings between Dr. Bajaj and any other person pursuant to which Dr. Bajaj was appointed as a director. Except as previously disclosed with respect to Foresite and its affiliated entities under the caption “Certain Relationships and Related Party Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated herein by reference, there are no transactions between Dr. Bajaj and the Company that would be reportable under Item 404(a) of Regulation S-K. Dr. Bajaj has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Dr. Bajaj will be entitled to the standard compensation paid by the Company to all of its nonemployee directors under the Company’s Nonemployee Director Compensation Policy (pro-rated as applicable to reflect the actual time Dr. Bajaj will serve on the Board for the year).

Dr. Bajaj will also enter into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.16 to the Company’s Current Report on Form 8-K, filed by the Company on June 15, 2021 and is incorporated herein by reference.

A copy of the press release announcing Dr. Bajaj’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

		By:	/s/ Claudia Drayton
		Name:	Claudia Drayton
		Title:	Chief Financial Officer

Date:	June 16, 2022